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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



November 3, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                   BOLLE INC.

We have read Item 4 of Bolle Inc.'s Form 8-K dated November 3, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP